Exhibit 10.1

FOURTH AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Fourth Amendment") is made as of July 22, 2014 by and among H&J PROPERTIES, LLC, a Tennessee limited liability company, and MEMPHIS CASH FLOW, GP, a Tennessee general partnership, and EQUITY TRUST COMPANY CUSTODIAN FBO HULET T. GREGORY IRA Z108673 (collectively, “Seller”) and REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company (“Buyer”) as assignee of REVEN HOUSING REIT, INC., a Maryland corporation, with reference to the following recitals:

RECITALS

A.           Whereas, H & J Properties, LLC (“Original Seller”) and Reven Housing REIT, Inc., a Maryland corporation (“Original Buyer”) entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014 (“Agreement”) pursuant to which Original Seller agreed to sell and Original Buyer agreed to purchase from Original Seller, forty-eight (48) single family homes in the city of Memphis, Tennessee.

B.           Whereas, Original Seller and Original Buyer executed the First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on May 31, 2014 (the “First Amendment”) to amend the Agreement to increase the number of homes sold by Original Seller and Purchased by Original Buyer to sixty-one (61) homes, to increase the Purchase Price, and to extend the Due Diligence Period.

C.           Whereas, Original Seller and Original Buyer executed the Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on June 19, 2014 (the “Second Amendment”) to again amend the Agreement to extend the Due Diligence Period and to change certain of the homes constituting the Property.

D.           Whereas, Original Seller and Original Buyer executed the Third Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on June 30, 2014 (the “Third Amendment”) to again amend the Agreement to add two (2) seller entities, to again extend the Due Diligence Period, to create an Escrow Holdback, to adjust the Purchase Price, and to change certain of the homes constituting the Property such that the Property now consists of sixty (60) homes.

E.           Whereas, Seller and Buyer have agreed to further amend the Agreement to assign Original Buyer’s interest in the Agreement to Buyer, to provide notice of Buyer’s intent to Close, and to delay the purchase of nine (9) of the homes constituting the Property.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

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AGREEMENT

1.          Definitions. All initially-capitalized terms used in this Fourth Amendment without definition shall have the meanings given such terms in the Agreement and the amendments thereto.

2.          Buyer’s Intent to Close. Pursuant to Section 7 of the Agreement, and subject to the terms of this Fourth Amendment, Buyer hereby notifies Seller of Buyer’s election to purchase the Property. Buyer’s Deposit shall be non-refundable to Buyer except in the event of a Default by Seller or breach of the Agreement by Seller.

3.          Assignment. Pursuant to Agreement Section 22(g), Original Buyer hereby assigns its interest in the Agreement to Buyer.

4.          Delayed Purchase. The nine (9) homes listed on the document attached hereto as Exhibit J (collectively, the “Delayed Homes”) will not be part of the Closing and may instead be purchased individually or collectively by Buyer if Seller is able to lease such homes as described herein. Accordingly, the sum of Five Hundred Ninety Four Thousand and 00/100 Dollars ($594,000.00) from the Purchase Price (the “Delayed Homes Holdback”) shall be held by the Escrow Holder as described in this Section. Subject to Section 5 below, Buyer shall instruct Escrow Holder to release funds equal to the Assigned Home Price for each of the Delayed Homes listed on Exhibit J which Buyer deems to have been leased according to the following criteria: (i) Seller has received a security deposit of at least one (1) month’s rent, (ii) a tenant has signed a lease agreement with a move-in date not more than fifteen (15) days from the date of such lease agreement, (iii) the monthly rental for each home is not less than the minimum monthly rental listed for such home in Exhibit J, and (iv) the home is occupied by such lessee. Seller shall provide sufficient back up documentation reasonably satisfactory to Buyer to demonstrate that such conditions have been satisfied.

5.          Delayed Purchase Outside Date. Seller shall have sixty (60) days from the date of this Fourth Amendment to lease up the Delayed Homes as described in Section 4 above. If upon the expiration of such sixty (60) day period Seller has failed to lease up one or more of the Delayed Homes as described in Section 4 above, Buyer shall have the option to purchase such homes at the aggregate Assigned Home Price for such homes by giving Seller written notice of Buyer’s intent to purchase such homes not later than five (5) days after the expiration of such sixty (60) day period. If Buyer does not give Seller such notice as described herein, Escrow Holder shall return to Buyer all of Buyer’s Delayed Homes Holdback funds in Escrow Holder’s custody at that time, and Buyer shall be relieved of its obligation to purchase the Delayed Homes, and Buyer and Seller shall be relieved of all obligations to each other, except for such obligations which expressly survive the Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment.

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6.          Return of Delayed Homes Holdback. If Seller has not leased the Delayed Homes as described in this Fourth Amendment within the sixty (60) day period allotted to Seller for such leasing, all remaining Delayed Homes Holdback funds not already spent on the Delayed Homes shall immediately be refunded by Escrow Holder to Buyer upon the expiration of such sixty (60) day period.

7.          Governing Law. This Fourth Amendment shall be governed by the laws of the State of Tennessee.

8.          Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

9.          Counterparts. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Fourth Amendment shall constitute an original for all purposes.

10.         Miscellaneous. This Fourth Amendment, together with the First Amendment, Second Amendment, Third Amendment, and the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Fourth Amendment, the First Amendment, the Second Amendment, the Third Amendment, and the Agreement, the provisions of this Fourth Amendment shall govern and control. This Fourth Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Fourth Amendment to be duly executed on their behalfs as of the day and year first stated above.

SELLER

H&J PROPERTIES, LLC, a Tennessee limited liability company

By:	/s/ Hulet T. Gregory
Name: Hulet T. Gregory
Its:	Chief Manager

MEMPHIS CASH FLOW, GP, a Tennessee general partnership

By:	/s/ Hulet T. Gregory
Name: Hulet T. Gregory
Its:	President

EQUITY TRUST COMPANY CUSTODIAN FBO HULET T. GREGORY IRA Z108673

By:	/s/ Hulet T. Gregory
Name: Hulet T. Gregory
Its:

BUYER

REVEN HOUSING TENNESSEE, LLC, a Delaware limited liability company

By:	/s/ Thad L. Meyer
Thad L. Meyer
Chief Financial Officer

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ORIGINAL BUYER

Reven HOUSING REIT, INC., a Maryland corporation

By:	Thad Meyer
Thad Meyer
Chief Financial Officer

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